UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2006

ENTRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-24733	62-1670648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hanover Park, Suite 800 16633 Dallas Parkway Addison, Texas	75001
(Address of Principal Executive Office)	(Zip Code)

972-713-5800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 6, 2006, Entrust, Inc. (NASDAQ: ENTU) (“Entrust”) issued a press release announcing preliminary financial results for its fiscal quarter ended March 31, 2006. A copy of Entrust’s press release is being furnished as Exhibit 99 to this Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Entrust under the Securities Act of 1933 or the Exchange Act.

ITEM 2.06	MATERIAL IMPAIRMENTS.

On April 5, 2006, Entrust concluded that a material charge for impairment was required under generally accepted accounting principles to Entrust’s investment in Asia Digital Media, Entrust’s investment in Ohana Wireless, Inc. and to Entrust’s estimate of sublease recoveries from its vacated Santa Clara, California facility.

Asia Digital Media. Entrust has an equity ownership in Asia Digital Media, or “ADM”. ADM is a joint venture in the start-up or development stage among several investors for the purpose of delivering secure technology solutions enabling HDTV satellite broadcasting, high-speed internet and on-line transaction services to the Chinese market. Entrust has concluded that expectations for ADM have not materialized and an impairment charge is required to adjust the book value of Entrust’s equity ownership. Entrust estimates that it will record in the first quarter of fiscal 2006 an impairment of its investment in ADM in the amount of approximately $2.0 million to $2.5 million. No amount of the charge will result in future cash expenditures.

Ohana Wireless, Inc. Entrust has an indirect equity ownership in Ohana Wireless, Inc., or “Ohana”. Ohana is a joint venture in the start-up or development stage among several investors formed to design, assemble and install high frequency wireless communication systems for the Chinese market. Entrust has concluded that expectations for Ohana have not materialized and an impairment charge is required to adjust the book value of Entrust’s equity ownership. Entrust expects that it will record in the first quarter of fiscal 2006 an impairment of its investment in Ohana of approximately $400,000 to $750,000. No amount of the charge will result in future cash expenditures.

Santa Clara, California Facility. Entrust leases office space in Santa Clara, California which is no longer in use by Entrust. Entrust estimates that it will increase the restructuring charges that it had previously recorded related to its June 2001 restructuring plan by a further $2.0 million to $3.0 million in the first quarter of fiscal 2006 to reflect a further change in the Company’s projected sublet lease recoveries as evidenced by the market for leased facilities in that region. This charge represents a reduction in the cash that Entrust expects to recover from future subtenants.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description
99	Press Release dated April 6, 2006 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRUST, INC.

Date: April 6, 2006	By:	/s/ David J. Wagner
David J. Wagner
Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release dated April 6, 2006 (furnished herewith).